SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 5, 2008
Date of Report (Date of earliest event reported)

BIOFIELD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-27848	13-3703450
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Walnut Street, 3rd Floor
Philadelphia, PA 19102
 (Address of principal executive offices)

(215) 972-1717
(Registrant’s telephone number, including area code)

_______________________
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On September 5, 2008, the registrant’s board of directors (the “Board”) approved an Employment Agreement (the “Employment Agreement”) with David Bruce Hong. Under the terms of the Employment Agreement, Hong will serve as our president for a period of three years. During his term of employment, Hong will earn a base salary of $8,333.33 per month for the 1st six months and $10,000 per month thereafter.  In addition to base salary, Hong may be paid an annual bonus as our Compensation Committee determines in its sole discretion. Hong will be entitled to participate in and be covered under all welfare benefit plans or programs maintained for executive officers.  Hong is also entitled to receive 250,000 restricted shares of the registrant’s common stock.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 4, 2008, Michael J. Antonoplos tendered his resignation as a director and the chief executive officer, secretary and chief accounting officer of the registrant, effective September 5, 2008.  Antonoplos was to serve as an interim director and interim officer of the registrant until the registrant’s uplist to the OTC Bulletin Board was completed; arrangements were in place to commence operations  in China; and the registrant could secure such world renown medical experts on its board as Dr. Dominic Lam.

On September 4, 2008, James MacKay, holder of over 51% of the shares of the registrant’s common stock and all of the shares of the registrant’s preferred stock, executed a written consent of the majority shareholder in lieu of shareholder meeting, wherein under Article III, Section 4 of the registrant’s By-Laws, MacKay as the registrant’s majority shareholder removed Michael Yom from the registrant’s board of directors, effective September 5, 2008.  Yom’s time and energies have been dedicated to other endeavors for some time now.  A copy of MacKay’s written consent by majority shareholder in lieu of shareholder meeting is attached hereto as Exhibit 99.1.   The written consent also authorized the reduction of the minimum number of directors to 2.

On September 5, 2008, to fill the vacancies created by the resignations of Antonoplos and Yom, the registrant’s board of directors appointed David Bruce Hong as the registrant’s president, secretary and  chief accounting officer.  Hong previously served as head of the registrant’s Hong Kong office and as such was in charge of the registrant’s operations for all of Asia. Educated in the United States and England, Hong previously helped oversee distribution, sales and business development for Asian and multinational companies in a variety of diverse industries in the People’s Republic of China, Hong Kong, Macau, Taiwan, Philippines, Thailand, Malaysia, Indonesia, Japan and the United States, serving as CEO, a board member, director for the Asian-Pacific Region, director for business development, and other capacities. He helped oversee distribution, sales, promotions, and business development in the Asian-Pacific Region for such companies as 7-Eleven, KFC, Sands, 3M, Audi, Budweiser, Citibank, J. Walter Thompson, and Nestle, among others. He was also a licensed financial controller within the insurance industry for more than 10 years, and has extensive logistic management experience. Hong is working with significant contacts within the Chinese healthcare industry, including Chinese health and other officials, hospitals, doctors, pharmaceutical and insurance companies to promote and demonstrate Biofield’s technology.  Mr. Hong was instrumental in helping to conduct the highly successful demonstration of the BDS in Shanghai which resulted in the endorsement of the BDS by Chinese Government.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with Item 601 of Regulation S-B:

EXHIBIT INDEX

Exhibit No.                                Description

99.1                         Written Consent of Majority Shareholder of Biofield Corp. in lieu of
Meeting of Shareholders of Biofield Corp. dated September 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 9, 2008                                                                                                                                                                             BIOFIELD CORP.

By:	/s/ David Bruce Hong
Name: David Bruce Hong
Title: President